Exhibit 4.1

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

dated as of June 21, 2013

among

RITE AID CORPORATION,

THE SUBSIDIARY GUARANTORS NAMED HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

to the

INDENTURE

(As Amended by the First and Second Supplemental Indentures Thereto)

dated as of February 21, 2007

among

RITE AID CORPORATION,

THE SUBSIDIARY GUARANTORS NAMED THEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

7.5% SENIOR SECURED NOTES DUE 2017

THIS THIRD SUPPLEMENTAL INDENTURE (the “Third Supplemental Indenture”), dated as of June 21, 2013, among Rite Aid Corporation, a Delaware corporation (the “Company”), each of the subsidiary guarantors of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as Trustee under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Company has heretofore executed and delivered an indenture dated as of February 21, 2007, as amended by the Supplemental Indenture thereto, dated as of June 4, 2007 (the “Supplemental Indenture”), and the Second Supplemental Indenture thereto, dated as of July 9, 2008 (the “Second Supplemental Indenture” and the indenture, as amended by the Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) among the Company, each of the Subsidiary Guarantors and the Trustee, pursuant to which the Company has issued its 7.5% Senior Secured Notes due 2017 (the “Notes”) and such Subsidiary Guarantors have provided subsidiary guarantees (the Notes together with the subsidiary guarantees, the “Securities”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding;

WHEREAS, the Company and each of the Subsidiary Guarantors are undertaking to execute and deliver this Third Supplemental Indenture to amend certain terms and covenants in the Indenture in connection with the Offer to Purchase and Consent Solicitation of the Company, dated as of June 7, 2013, and any amendments, modifications or supplements thereto (the “Tender Offer and Solicitation”); and

WHEREAS, the Board of Directors of the Company and the Boards of Directors, Boards of Managers or Partners of the Subsidiary Guarantors have authorized and approved the execution and delivery of this Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.01                  Amendments to the Indenture.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

ARTICLE II

AMENDMENTS AND WAIVERS

Section 2.01                  Amendments to the Indenture.  Effective at the time of payment or deposit with DTC (the “Payment Date”) of an amount of money sufficient to pay for all Notes validly tendered and accepted pursuant to the Tender Offer and Solicitation (or at least a majority of outstanding Notes if payment is being made pursuant to any early settlement under the Tender Offer and Solicitation) and to make all consent payments required under the Tender Offer and Solicitation:

(i)            The Indenture is hereby amended to delete in their entirety Section 4.02 (SEC Reports), Section 4.03 (Limitation on Debt), Section 4.04 (Limitation on Restricted Payments), Section 4.05 (Limitation on Liens), Section 4.07 (Limitation on Restrictions on Distributions from Restricted Subsidiaries), Section 4.08 (Limitation on Transactions with Affiliates), Section 4.09 (Guarantees by Subsidiaries), Section 4.10 (Limitation on Sale and Leaseback Transactions), Section 4.11 (Designation of Restricted and Unrestricted Subsidiaries) and clauses (4) and (5) of Section 5.01(a) (When Company May Merge or Transfer Assets);

(ii)           The failure to comply with the terms of any of the Sections of the Indenture set forth in clause (i) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

(iii)          The Indenture is hereby amended to delete clauses (d), (e) and (h) of Section 6.01 (Events of Default) in their entirety and all references thereto contained in Section 6.01 and elsewhere in the Indenture in their entirety, and the occurrence of the events described in clauses (d), (e) and (h) of Section 6.01 shall no longer constitute Events of Default;

(iv)          All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in sections deleted by this Third Supplemental Indenture are hereby deleted in their entirety; and

(v)           All references to Sections 5.01 and 6.01 of the Indenture shall mean Sections 5.01 and 6.01 as amended by this Third Supplemental Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.01                  Ratification of Indenture; Supplemental Indenture Part of Indenture.

(i)            Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Third Supplemental Indenture, then the terms and conditions of this Third Supplemental Indenture shall prevail.

(ii)           The Notes include certain of the foregoing provisions from the Indenture. Upon the operative date of this Third Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

(iii)          Notwithstanding an earlier execution date, the provisions of this Third Supplemental Indenture shall not become operative until the time and date upon which the Company has accepted for purchase and paid for Securities from all Holders who have validly tendered and not validly withdrawn their Securities pursuant to the terms of the Tender Offer and Solicitation (which may be made on an early settlement date).

Section 3.02                  Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03                  Trustee Makes No Representation.

The recitals contained herein are those of the Company and the Subsidiary Guarantors and not the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Third Supplemental Indenture.

Section 3.04                  Counterparts.

The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.05                  Effect of Headings.

The section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

RITE AID CORPORATION

By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President General Counsel and Secretary

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Authorized Person

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
	Name:	Melonee Young
	Title:	Vice President

Schedule I

SUBSIDIARY GUARANTORS

112 Burleigh Avenue Norfolk, LLC
1515 West State Street Boise, Idaho, LLC
1740 Associates, LLC
3581 Carter Hill Road—Montgomery Corp.
4042 Warrensville Center Road—Warrensville Ohio, Inc.
5277 Associates, Inc.
5600 Superior Properties, Inc.
657-659 Broad St. Corp.
764 South Broadway—Geneva, Ohio, LLC
Ann & Government Streets—Mobile, Alabama, LLC
Apex Drug Stores, Inc.
Broadview and Wallings—Broadview Heights Ohio, Inc.
Central Avenue & Main Street Petal-MS, LLC
Eagle Managed Care Corp.
Eckerd Corporation
EDC Drug Stores, Inc.
Eighth and Water Streets—Urichsville, Ohio, LLC
England Street—Asheland Corporation
Fairground, LLC
GDF, Inc.
Genovese Drug Stores, Inc.
Gettysburg and Hoover—Dayton, Ohio, LLC
Harco, Inc.
JCG (PJC) USA, LLC
JCG Holdings (USA), Inc.
K&B Alabama Corporation
K&B Louisiana Corporation
K&B Mississippi Corporation
K&B Services, Incorporated
K&B Tennessee Corporation
K&B Texas Corporation
K&B, Incorporated
Keystone Centers, Inc.
Lakehurst and Broadway Corporation
Maxi Drug North, Inc.
Maxi Drug South, L.P.
Maxi Drug, Inc.
Maxi Green, Inc.
Mayfield & Chillicothe Roads—Chesterland, LLC
Munson & Andrews, LLC
Name Rite, LLC
Northline & Dix—Toledo—Southgate, LLC
P.J.C. Distribution, Inc.
P.J.C. Realty Co., Inc.
Patton Drive and Navy Boulevard Property Corporation
Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC
PDS-1 Michigan, Inc.
Perry Distributors, Inc.
Perry Drug Stores, Inc.
PJC Dorchester Realty LLC
PJC East Lyme Realty LLC
PJC Haverhill Realty LLC

PJC Hermitage Realty LLC
PJC Hyde Park Realty LLC
PJC Lease Holdings, Inc.
PJC Manchester Realty LLC
PJC Mansfield Realty LLC
PJC New London Realty LLC
PJC of Massachusetts, Inc.
PJC of Rhode Island, Inc.
PJC of Vermont, Inc.
PJC Peterborough Realty LLC
PJC Providence Realty LLC
PJC Realty MA, Inc.
PJC Realty N.E. LLC
PJC Revere Realty LLC
PJC Special Realty Holdings, Inc.
Ram—Utica, Inc.
RDS Detroit, Inc.
READ’s Inc.
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid Hdqtrs. Funding, Inc.
Rite Aid of Alabama, Inc.
Rite Aid of Connecticut, Inc.
Rite Aid of Delaware, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of New York, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Ohio, Inc.
Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
Rite Aid Online Store, Inc.
Rite Aid Payroll Management, Inc.
Rite Aid Realty Corp.
Rite Aid Rome Distribution Center, Inc.
Rite Aid Services, LLC
Rite Aid Specialty Pharmacy, LLC
Rite Aid Transport, Inc.
Rite Fund, Inc.
Rite Investments Corp.
Rx Choice, Inc.
Seven Mile and Evergreen—Detroit, LLC

Silver Springs Road—Baltimore, Maryland/One, LLC
Silver Springs Road—Baltimore, Maryland/Two, LLC
State & Fortification Streets—Jackson, Mississippi, LLC
State Street and Hill Road—Gerard, Ohio, LLC
The Jean Coutu Group (PJC) USA, Inc.
The Lane Drug Company
Thrift Drug, Inc.
Thrifty Corporation
Thrifty PayLess, Inc.
Tyler and Sanders Roads—Birmingham, Alabama, LLC